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                                                                       EXECUTION

                          THIRD-PARTY ACCOUNT AGREEMENT

         THIS THIRD-PARTY ACCOUNT AGREEMENT (this "Agreement") is dated as of June 6, 1996, and entered into by and among BENEDEK COMMUNICATIONS CORPORATION, a Delaware corporation ("Pledgor"), AMCORE BANK N.A., ROCKFORD ("Depository Institution"), and CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY ("CIBC-NYA"), as agent for and representative of (in such capacity herein called "Collateral Agent") Secured Parties (as defined in the Collateral Account Agreement referred to below).

                             PRELIMINARY STATEMENTS

         A. Benedek Broadcasting Corporation, a Delaware corporation ("Company"), and Pledgor have entered into a Credit Agreement, dated as of June 6, 1996 (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined), with the financial institutions listed therein ("Lenders"), Pearl Street L.P., as Arranging Agent, Goldman, Sachs & Co., as Syndication Agent, and CIBC-NYA, as Administrative Agent and Collateral Agent, pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company.

         B. Pursuant to the terms of the Credit Agreement, Pledgor and Collateral Agent have entered into a Collateral Account Agreement, dated as of June 6, 1996 (said Collateral Account Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Collateral Account Agreement"), pursuant to which Pledgor has granted a security interest in favor of Collateral Agent in the Collateral (as hereinafter defined).

         C. In accordance with the terms of Section 2 of the Collateral Account Agreement, Pledgor wishes to establish a restricted deposit account with Depository Institution, subject to such security interest in favor of Collateral Agent.

         D. It is a condition precedent to the establishment and maintenance of such account with Depository Institution that Pledgor, Depository Institution and Collateral Agent enter into this Agreement setting forth the terms on which Depository Institution shall establish and operate such account and invest and reinvest amounts held therein.



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         NOW, THEREFORE, in consideration of the premises and for other good and
valuable   consideration,   the  receipt  and   adequacy  of  which  are  hereby
acknowledged, Pledgor, Depository Institution and Collateral Agent hereby agree as follows:

SECTION 1. Certain Definitions.

         The following terms used in this Agreement shall have the following meanings:

         "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or Illinois or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

         "Collateral" means (i) the Collateral Account, (ii) all amounts on deposit from time to time in the Collateral Account, (iii) all Investments, including all securities (whether certificated or uncertificated), instruments, accounts, general intangibles, and deposits representing any Investments, (iv) all interest, cash, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral, and (v) to the extent not covered by clauses (i) through (iv) above, all proceeds of any or all of the foregoing Collateral.

         "Collateral Account" means the restricted deposit account established and maintained with Depository Institution pursuant to Section 2(a).

         "Investments" means those investments, if any, made by Depository Institution with amounts on deposit in the Collateral Account pursuant to
Section 3.

         "Notice of Redirection" means a written notice from Collateral Agent to Depository Institution directing Depository Institution to (i) sell any
Investments and/or (ii) transfer any or all of the Collateral to an account established in the name of Collateral Agent (whether at Collateral Agent or Depository Institution or otherwise) and/or (iii) register title to any Collateral in the name of Collateral Agent or one of its nominees or agents, without reference to any interest of Pledgor.

         "Permitted Investments" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within 60 days after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than


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60 days  from  the  date of  creation  thereof  and  having,  at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within 60 days after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state
thereof  or  the  District  of  Columbia  that  (a)  is  at  least   "adequately
capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i), (ii) and (iii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

SECTION 2. Establishment and Operation of Collateral Account.

         (a) Pledgor hereby authorizes and directs Depository Institution to establish and maintain at its office at 501 Seventh Street, Rockford, Illinois 61104, as a blocked account in the name of Collateral Agent and Pledgor but under the sole dominion and control of Collateral Agent, a restricted deposit account designated as "Canadian Imperial Bank of Commerce, New York Agency - Benedek Communications Corporation Collateral Account", account number 0167479.

         (b) The Collateral Account shall be operated, and all Investments shall be purchased and registered or held (as applicable), in accordance with the terms of this Agreement.

         (c) Anything contained herein to the contrary notwithstanding, the Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

         (d) Depository Institution shall send Collateral Agent and Pledgor written account statements with respect to the Collateral Account not less frequently than monthly. All checks for funds deposited in the Collateral Account will be microfilmed (on front and back) by Depository Institution and retained for five years by Depository Institution prior to their destruction. Copies of any such microfilmed items will be provided to Collateral Agent upon request within such five-year period.

SECTION 3. Permitted Investments and Transfers of Amounts
             in the Collateral Account.

         (a) Funds held by Depository Institution in the Collateral Account shall not be (i) invested or reinvested or (ii) transferred from the Collateral Account, except as provided in this Section 3 or the Collateral Account Agreement.



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         (b) Collateral  Agent hereby  delegates to Pledgor the exclusive right, prior to delivery by Collateral Agent to Depository Institution of a Notice of Redirection, to instruct Depository Institution with respect to (i) the withdrawal of funds contained in, the making of payments from, and the debiting of the Collateral Account, (ii) the investment and reinvestment of amounts held in the Collateral Account and (iii) matters relating to the operation and administration of the Collateral Account; provided that all Investments must be made in Depository Institution's name and as custodian under this Agreement, in
Permitted  Investments;   and  provided  further,  that  upon  the  delivery  by
Collateral Agent to Depository Institution of a Notice of Redirection, the delegation set forth in this Section 4(b) shall terminate, and Collateral Agent shall thereafter have the exclusive right with respect to all of the foregoing matters relating to the Collateral Account and to take all such actions with
respect  thereto,   unless  and  until  Collateral  Agent  notifies   Depository
Institution to the contrary.

         (c) Promptly upon the purchase of any Investment, Depository Institution shall take all steps that it customarily takes in the ordinary course of its business to ensure that such Investment is transferred on its books to Pledgor, subject to a first priority security interest in favor of Collateral Agent, and to ensure that such Investment is held in the Collateral Account. Without limiting the generality of the foregoing, Depository Institution shall promptly (i) send to Pledgor and Collateral Agent a written confirmation of the purchase of such Investment which expressly acknowledges that such Investment is subject to a first priority security interest in favor of Collateral Agent and (ii) identify in its records, by book entry or otherwise, that such Investment belongs to Pledgor, subject to a first priority security interest in favor of Collateral Agent.

         (d) Anything contained herein to the contrary notwithstanding, Depository Institution shall, if and as directed in writing by Collateral Agent,
(i) sell any of the Collateral, (ii) transfer any or all of the Collateral to an account established in Collateral Agent's name (whether at Collateral Agent or Depository Institution or otherwise), (iii) register title to any Collateral in the name of Collateral Agent or one of its nominees or agents, without reference to any interest of Pledgor, or (iv) otherwise deal with the Collateral as directed by Collateral Agent.

         (e) Any interest, cash dividends or other cash distributions received in respect of any Investments, the net proceeds of any sale or payment of any Investments and any distribution of property other than cash in respect of any Investments shall be held in the Collateral Account; provided that, unless otherwise instructed in writing by Collateral Agent, Depository Institution shall promptly sell or otherwise liquidate any such property other than cash that is not a Permitted Investment.

SECTION 4. Acknowledgement of Security Interest in
             Favor of Collateral Agent; Waiver of Set-Off.


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         (a) Depository  Institution hereby confirms that it has received a copy of the Collateral Account Agreement and acknowledges the security interest granted by Pledgor in favor of Collateral Agent in the Collateral.

         (b) Depository Institution hereby further acknowledges that it holds the Collateral Account, and all other Collateral registered to or held therein, as custodian for, for the benefit of, and subject to such security interest in favor of, Collateral Agent. Depository Institution shall, by book entry or otherwise, identify the Collateral Account, and all other Collateral registered to or held therein, as being subject to such security interest in favor of Collateral Agent.

         (c) Pledgor, Depository Institution and Collateral Agent hereby agree that in the event any dispute arises with respect to the payment, ownership or right to possession of the Collateral Account or any other Collateral registered to or held therein, Depository Institution shall take such actions and shall refrain from taking such actions with respect thereto as may be directed by Collateral Agent.

         (d) Depository Institution shall not exercise any right of set-off, banker's lien, counterclaim or similar right against any of the Collateral; provided that Depository Institution may deduct, from any payments or cash distributions on or with respect to any Investments, any usual and ordinary transaction and administration fees payable in connection with the administration and operation of the Collateral Account.

SECTION 5. Exculpation and Indemnification of Depository Institution.

         (a) Depository Institution's duties hereunder are only those specifically provided herein, and Depository Institution shall incur no liability whatsoever for any actions or omissions hereunder except for any such liability arising out of or in connection with Depository Institution's gross negligence or wilful misconduct. Depository Institution shall be fully protected and shall suffer no liability in acting in accordance with any written instructions reasonably believed by it to have been given (i) prior to the receipt by Depository Institution of a Notice of Redirection, by Pledgor with respect to any aspect of the operation of the Collateral Account (including any such instructions, to the extent provided in Section 3(b), with respect to any investments of any amounts on deposit therein), and (ii) by Collateral Agent.

         (b) Pledgor agrees to indemnify Depository Institution from and against any and all claims, losses, liabilities and expenses (including reasonable attorneys' fees and expenses) in any way relating to, growing out of or resulting from this Agreement or the performance of its obligations hereunder, except to the extent arising out of or in connection with Depository Institution's gross negligence or wilful misconduct.



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SECTION 6. Representations and Warranties by Depository Institution.

         Depository Institution hereby represents and warrants to Pledgor and Collateral Agent as follows:

         (a) Depository Institution has all necessary corporate power and authority to enter into and perform this Agreement.

         (b) The execution, delivery and performance of this Agreement by Depository Institution have been duly authorized by all necessary corporate action on the part of Depository Institution.

         (c) Depository Institution is a "financial intermediary" (as that term is defined in Section 8-313 of the Uniform Commercial Code as in effect in the State of New York) and is acting in such capacity for purposes of this Agreement.

SECTION 7. Termination.

         This Agreement shall terminate, and all rights to the Collateral Account and all other Collateral registered to or held therein shall revert to Pledgor, upon Depository Institution's receipt of written notice, signed by an authorized officer of Collateral Agent, that the Collateral Account Agreement has terminated.

SECTION 8. Resignation and Removal of Depository Institution.

         (a) Depository Institution may be removed at any time by written notice given by Collateral Agent to Depository Institution and Pledgor, but such removal shall not become effective until a successor Depository Institution acceptable to Pledgor shall have been appointed by Collateral Agent and shall have accepted such appointment in writing.

         (b) Depository Institution may resign at any time by giving not less than thirty days' written notice to Collateral Agent and Pledgor, but such removal shall not become effective until a successor Depository Institution acceptable to Pledgor shall have been appointed by Collateral Agent and shall have accepted such appointment in writing. If an instrument of acceptance by a successor Depository Institution shall not have been delivered to the resigning Depository Institution within thirty days after the giving of any such notice of resignation, the resigning Depository Institution may, at the expense of Pledgor, petition any court of competent jurisdiction for the appointment of a successor Depository Institution.

         (c) Upon the appointment of a successor Depository Institution and its acceptance of such appointment, the resigning or removed Depository Institution shall transfer all items of Collateral held by it to such successor (which items of Collateral shall be deposited in a new



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Collateral Account established and maintained by such successor). Following such appointment all references herein to Depository Institution shall be deemed a reference to such successor; provided that the provisions of Section 6 hereof shall continue to inure to the benefit of the resigning or removed Depository Institution with respect to any actions taken or omitted to be taken by it under this Agreement while it was Depository Institution hereunder.

SECTION 9. Notices.

         Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that any notices to Collateral Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or, as to any party, such other address as shall be designated by such party in a written notice delivered to the other parties hereto.

SECTION 10. Headings.

         Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 11. Governing Law.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.


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SECTION 12. Counterparts.

         This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                  [Remainder of page intentionally left blank]


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         IN WITNESS  WHEREOF,  the undersigned  have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                       BENEDEK COMMUNICATIONS
                                          CORPORATION

                                       By: /s/ Ronald L. Lindwall
                                           ------------------------------------
                                           Ronald L. Lindwall
                                           Senior Vice President - Finance,
                                           Chief Financial Officer and Treasurer

                                           Notice Address:

                                           Benedek Broadcasting Corporation
                                           Stewart Square, Suite 210
                                           308 West State Street
                                           Rockford, Illinois  61101
                                           Attention: A. Richard Benedek
                                           Telecopy:  (815) 987-5335

                                           with a copy to:

                                           Shack & Siegel, P.C.
                                           530 Fifth Avenue
                                           New York, New York  10036

                                           Attention: Paul S. Goodman, Esq.
                                           Telecopy:  (212) 730-1964


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                                           AMCORE BANK N.A., ROCKFORD,
                                           as Depository Institution

                                           By: /s/ Ronald E. Fox
                                               --------------------------------
                                               Name: Ronald E. Fox
                                               Title: Vice President

                                           Notice Address:

                                           Amcore Bank N.A., Rockford
                                           501 Seventh Street
                                           Rockford, Illinois  61104
                                           Attention: Ronald E. Fox
                                           Facsimile: (815) 961-7733


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                                           CANADIAN IMPERIAL BANK OF
                                             COMMERCE, NEW YORK AGENCY,

                                           as Collateral Agent

                                           By: /s/ Martin W. Friedman
                                               --------------------------------
                                               Martin W. Friedman
                                               Authorized Signatory

                                           Notice Address:

                                           Canadian Imperial Bank of Commerce,
                                             New York Agency

                                           425 Lexington Avenue
                                           New York, New York  10017
                                           Attention: Arlene Tellerman
                                           Telecopy:  (212) 856-3799
                                           Telephone: (212) 856-3695


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